UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): March 3, 2022

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Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

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Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The Company is filing this Current Report on Form 8-K to provide an update on the Company’s acquisition of the wastewater utility system assets of the Delaware County Regional Water Quality Control Authority (“DELCORA”), which consists of approximately 16,000 customers, or the equivalent of 198,000 retail customers, in 42 municipalities in Southeast Pennsylvania for $276.5 million. On March 3, 2022, the Pennsylvania Commonwealth Court issued its Opinion and Order (the “Order”). Among its findings the Court held that while the County of Delaware has the authority to dissolve DELCORA, the County would need to abide by and perform the obligations of DELCORA as set forth in its Purchase Agreement with Aqua Pennsylvania. Specifically, the Court stated:

“…the County would, without question or condition, be bound by the terms and conditions of the [Purchase Agreement]”, and

“…the County, irrespective of whether it can live up to the contractual promises made in the [Purchase Agreement], will have no choice but to abide by and fully perform its obligations or else be potentially subjected to a breach of contract suit by Aqua.”

Within fourteen (14) days, any party to the proceeding may petition the Commonwealth Court for en banc re-consideration of the Order and within thirty (30) days any party may petition the Pennsylvania Supreme Court for Allocatur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

March 3, 2022	By:	/s/ Christopher P. Luning

	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel and Secretary